Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

SECOND QUARTER 2017 RESULTS

➢            2Q17 Reported EPS of $1.34

➢              Adjusted EPS (non-GAAP) of $1.31

➢            2Q17 Net sales increased ~6% to $1.63 billion

➢              Sales change ex. currency (non-GAAP) of ~7%

➢              Organic sales change (non-GAAP) of ~3%

➢            Raised FY17 guidance midpoint for Reported and Adjusted EPS by $0.25

GLENDALE, Calif., July 25, 2017 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its second quarter ended July 1, 2017. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We continued to make good progress against our strategic and financial objectives in the second quarter,” said Mitch Butier, Avery Dennison President and CEO. “LGM generated strong profitability despite a short-term moderation in organic growth; RBIS had a great quarter, with accelerated sales growth and margin expansion as our multi-year transformation delivers; and IHM continues to make progress against its strategic priorities, including the completion of two acquisitions.

“We have raised our outlook for full-year earnings per share, reflecting continued strong operating performance and a reduction in the tax rate,” said Butier. “We continue to remain confident that the consistent execution of our strategies will enable us to meet our long-term goals for superior value creation through a balance of profitable growth and capital discipline.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Second Quarter 2017 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Second Quarter 2017 Results by Segment

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, and acquisitions and divestitures. Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales.

Label and Graphic Materials

•       Reported sales increased 5.5 percent; on an organic basis, sales grew an estimated 2.3 percent driven by solid growth in high value categories, with modest growth in the base business.

•       Operating margin improved 20 basis points to 13.2 percent. Adjusted operating margin of 13.6 percent was flat as the benefits from productivity initiatives and increased volume were offset by higher employee-related costs and the modest net impact of pricing and raw material costs.

Retail Branding and Information Solutions

•       Reported sales increased 4.6 percent; on an organic basis, sales grew an estimated 5.8 percent driven by strength in RFID and the base business.

•       Operating margin improved 110 basis points to 7.5 percent. Adjusted operating margin improved 120 basis points to 8.3 percent driven by productivity and strong volume, partially offset by higher employee-related costs.

Industrial and Healthcare Materials

•                 Reported sales increased 8.7 percent; sales were essentially flat on an organic basis. Sales in industrial categories increased low-double digits on an organic basis, offsetting the anticipated decline in healthcare categories.

•                 Operating margin declined 580 basis points to 8.5 percent. Adjusted operating margin declined 400 basis points to 10.4 percent driven primarily by the impact of the decline in healthcare categories.

•                 The company’s acquisitions of Yongle Tape and Finesse Medical closed during the second quarter and the integrations are on track.

Other

Share Repurchases / Equity Dilution from Long-Term Incentives

The company repurchased 0.4 million shares in the second quarter at an aggregate cost of $36 million. Net of dilution, the company’s share count decreased 0.5 million in the quarter. The cost of repurchases, net of proceeds from stock option exercises, was $35 million.

Income Taxes

The second quarter effective tax rate was 19.1 percent, comparable to prior year. The adjusted tax rate for the quarter was approximately 26 percent, as the company now anticipates a full year effective tax rate of approximately 28 percent.

Cost Reduction Actions

In the second quarter, the company realized approximately $15 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $8 million, nearly all of which represents cash charges.

Outlook

In its supplemental presentation materials, “Second Quarter 2017 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2017 financial results. Based on the factors listed and other assumptions, the company now expects 2017 reported earnings per share of $4.45 to $4.60. Excluding an estimated $0.30 per share for restructuring charges and other items, the company now expects adjusted earnings per share (non-GAAP) of $4.75 to $4.90.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global leader in pressure-sensitive label and functional materials and labeling solutions for apparel. The company’s applications and technologies are an integral part of products used in every major industry. With operations in more than 50 countries and more than 25,000 employees worldwide, Avery Dennison serves customers in the consumer packaging, graphical display, logistics, apparel, industrial and healthcare industries. Headquartered in Glendale, California, the company reported sales of $6.1 billion in 2016. Learn more at www.averydennison.com.

#   #   #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions and completion of potential dispositions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; and (4) the execution and integration of acquisitions.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2016 Form 10-K, filed on February 23, 2017 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cynthia S. Guenther (626) 304-2204

investorcom@averydennison.com

Second Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	2Q	2Q	% Change vs. P/Y Ex.
	2017	2016	Reported	Currency (a)	Organic (b)
Net sales, by segment:
Label and Graphic Materials	$1,123.1	$1,064.6	5.5%	6.6%	2.3%
Retail Branding and Information Solutions	375.1	358.5	4.6%	5.8%	5.8%
Industrial and Healthcare Materials	128.7	118.4	8.7%	10.3%	(0.1%)
Total net sales	$1,626.9	$1,541.5	5.5%	6.7%	2.9%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	2Q	2Q	%	% of Sales		2Q	2Q	%	% of Sales
	2017	2016	Change	2017	2016	2017	2016	Change	2017	2016
Operating income (loss) / operating margins before interest and taxes, by segment:
Label and Graphic Materials	$148.0	$138.3		13.2%	13.0%	$153.0	$144.5		13.6%	13.6%
Retail Branding and Information Solutions	28.2	23.1		7.5%	6.4%	31.0	25.5		8.3%	7.1%
Industrial and Healthcare Materials	11.0	16.9		8.5%	14.3%	13.4	17.1		10.4%	14.4%
Corporate expense	(21.5)	(63.6)				(21.5)	(22.2)
Total operating income before interest and taxes / operating margins	$165.7	$114.7	44%	10.2%	7.4%	$175.9	$164.9	7%	10.8%	10.7%

Interest expense	$16.2	$15.4				$16.2	$15.4

Income before taxes	$149.5	$99.3	51%	9.2%	6.4%	$159.7	$149.5	7%	9.8%	9.7%

Provision for income taxes (d)	$28.6	$19.3				$41.9	$50.8

Net income	$120.9	$80.0	51%	7.4%	5.2%	$117.8	$98.7	19%	7.2%	6.4%

Net income per common share, assuming dilution	$1.34	$0.88	52%			$1.31	$1.09	20%

						2017	2016
2Q Free Cash Flow (d)(e)						$115.1	$189.0

YTD Free Cash Flow (d)(e)						$93.0	$151.8

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Percentage change in sales excluding the estimated impact of currency translation.

(b)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes restructuring charges and other items.

(d)

In the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU requires that all tax effects related to share-based payments at settlement or expiration be recognized through the provision for income taxes, a change from the previous requirement that certain tax effects be recognized in shareholders’ equity. As required by this ASU, this change has been applied prospectively after the date of adoption.

This ASU also requires that all tax-related cash flows resulting from share-based payments be reported as operating activities on the statements of cash flows, a change from the previous requirement that windfall tax benefits be presented as an inflow from financing activities and an outflow from operating activities. As permitted by this ASU, prior periods have not been retrospectively adjusted for this change.

(e)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jul. 1, 2017	Jul. 2, 2016	Jul. 1, 2017	Jul. 2, 2016

Net sales	$1,626.9	$1,541.5	$3,199.0	$3,027.0

Cost of products sold	1,174.3	1,107.4	2,304.0	2,170.3

Gross profit	452.6	434.1	895.0	856.7

Marketing, general & administrative expense	276.7	269.2	560.0	547.4

Interest expense	16.2	15.4	32.9	30.7

Other expense, net(1)	10.2	50.2	16.7	55.8

Income before taxes	149.5	99.3	285.4	222.8

Provision for income taxes(2)	28.6	19.3	52.3	53.2

Net income	$120.9	$80.0	$233.1	$169.6

Per share amounts:

Net income per common share, assuming dilution	$1.34	$0.88	$2.59	$1.87

Weighted average number of common shares outstanding, assuming dilution	89.9	90.7	90.0	90.9

(1)	“Other expense, net” for the second quarter of 2017 includes severance and related costs of $7.3, asset impairment and lease cancellation charges of $.3, and transaction costs of $2.6.

“Other expense, net” for the second quarter of 2016 includes severance and related costs of $3.6, asset impairment and lease cancellation charges of $2.8, loss from settlement of pension obligations of $41.4, transaction costs of $2.1, and loss on sale of asset of $.3.

“Other expense, net” for the first half of 2017 includes severance and related costs of $13, asset impairment and lease cancellation charges of $.3, and transaction costs of $3.4.

“Other expense, net” for the first half of 2016 includes severance and related costs of $8.8, asset impairment and lease cancellation charges of $3.2, loss from settlement of pension obligations of $41.4, transaction costs of $2.1, and loss on sale of asset of $.3.

(2)

In the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU requires that all tax effects related to share-based payments at settlement or expiration be recognized through the provision for income taxes, a change from the previous requirement that certain tax effects be recognized in shareholders’ equity. As required by this ASU, this change has been applied prospectively after the date of adoption.

-more-

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jul. 1, 2017	Jul. 2, 2016

Current assets:
Cash and cash equivalents	$ 209.4	$ 216.1
Trade accounts receivable, net	1,138.1	1,028.3
Inventories, net	618.5	524.1
Assets held for sale	8.3	4.4
Other current assets	235.5	169.6

Total current assets	2,209.8	1,942.5

Property, plant and equipment, net	1,017.8	838.7
Goodwill and other intangibles resulting from business acquisitions, net	1,118.5	727.4
Non-current deferred income taxes	325.1	390.4
Other assets	420.6	395.8

	$ 5,091.8	$ 4,294.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$ 444.0	$ 199.0
Accounts payable	930.9	867.9
Other current liabilities	597.5	525.3

Total current liabilities	1,972.4	1,592.2

Long-term debt and capital leases	1,276.3	962.9
Other long-term liabilities	773.3	783.2
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	845.9	834.4
Retained earnings	2,621.8	2,385.5
Treasury stock at cost	(1,805.6)	(1,698.7)
Accumulated other comprehensive loss	(716.4)	(688.8)

Total shareholders’ equity	1,069.8	956.5

	$ 5,091.8	$ 4,294.8

-more-

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Six Months Ended

	Jul. 1, 2017	Jul. 2, 2016

Operating Activities:

Net income	$ 233.1	$ 169.6

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	59.7	58.6

Amortization	31.1	30.8

Provision for doubtful accounts and sales returns	19.8	21.3

Net losses from asset impairments and sales/disposals of assets	0.6	3.2

Stock-based compensation	13.2	14.1

Loss from settlement of pension obligations	---	41.4

Other non-cash expense and loss	28.1	24.1

Changes in assets and liabilities and other adjustments	(207.3)	(147.1)

Net cash provided by operating activities	178.3	216.0

Investing Activities:

Purchases of property, plant and equipment	(66.5)	(61.3)

Purchases of software and other deferred charges	(14.9)	(6.1)

Proceeds from sales of property, plant and equipment	0.2	3.2

Purchases of investments, net	(4.1)	---

Payments for acquisitions, net of cash acquired, and investments in businesses	(300.9)	---

Net cash used in investing activities	(386.2)	(64.2)

Financing Activities:

Net (decrease) increase in borrowings (maturities of three months or less)	(159.5)	104.6

Additional long-term borrowings	526.6	---

Repayments of long-term debt	(1.5)	(1.2)

Dividends paid	(76.2)	(69.6)

Share repurchases	(70.3)	(160.1)

Proceeds from exercises of stock options, net	17.5	41.4

Tax withholding for and excess tax benefit from stock-based compensation, net	(20.0)	(8.4)

Net cash provided by (used in) financing activities	216.6	(93.3)

Effect of foreign currency translation on cash balances	5.6	(1.2)

Increase in cash and cash equivalents	14.3	57.3

Cash and cash equivalents, beginning of year	195.1	158.8

Cash and cash equivalents, end of period	$ 209.4	$ 216.1

In the first quarter of 2017, we adopted the provisions of Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU requires that all tax-related cash flows resulting from share-based payments be reported as operating activities on the statements of cash flows, a change from the previous requirement that windfall tax benefits be presented as an inflow from financing activities and an outflow from operating activities. As permitted by this ASU, prior periods have not been retrospectively adjusted.

-more-

Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of currency translation. The estimated impact of currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales growth from the ongoing activities of our businesses and provide greater ability to evaluate our results from period to period.

Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales.

Adjusted tax rate refers to our anticipated full-year GAAP tax rate using the most likely scenario in a range of estimated tax rates for the year. This range includes various items such as the impact of the discrete rates applicable to the adjustments we make in calculating our adjusted non-GAAP earnings, changes in uncertain tax positions and our repatriation assertions on unremitted earnings, and other items that may impact our full-year GAAP tax rate.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

 -more-

A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended

	Jul. 1, 2017	Jul. 2, 2016	Jul. 1, 2017	Jul. 2, 2016

Reconciliation from GAAP to Non-GAAP Operating Margins:
Net sales	$1,626.9	$1,541.5	$3,199.0	$3,027.0

Income before taxes	$149.5	$99.3	$285.4	$222.8

Income before taxes as a percentage of sales	9.2%	6.4%	8.9%	7.4%

Adjustment:
Interest expense	$16.2	$15.4	$32.9	$30.7

Operating income before interest expense and taxes	$165.7	$114.7	$318.3	$253.5

Operating Margins	10.2%	7.4%	9.9%	8.4%

Income before taxes	$149.5	$99.3	$285.4	$222.8

Adjustments:
Restructuring charges:
Severance and related costs	7.3	3.6	13.0	8.8
Asset impairment and lease cancellation charges	0.3	2.8	0.3	3.2
Transaction costs	2.6	2.1	3.4	2.1
Loss from settlement of pension obligations	---	41.4	---	41.4
Loss on sale of asset	---	0.3	---	0.3
Interest expense	16.2	15.4	32.9	30.7

Adjusted operating income before interest expense and taxes (non-GAAP)	$175.9	$164.9	$335.0	$309.3

Adjusted Operating Margins (non-GAAP)	10.8%	10.7%	10.5%	10.2%

Reconciliation from GAAP to Non-GAAP Net Income:

As reported net income	$120.9	$80.0	$233.1	$169.6
Adjustments:
Restructuring charges	7.6	6.4	13.3	12.0
Transaction costs	2.6	2.1	3.4	2.1
Loss from settlement of pension obligations	---	41.4	---	41.4
Loss on sale of asset	---	0.3	---	0.3
Tax effect of pre-tax adjustments and impact of adjusted tax rate(1)	(13.3)	(31.5)	(32.3)	(41.5)

Adjusted Net Income (non-GAAP)	$117.8	$98.7	$217.5	$183.9

-more-

(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jul. 1, 2017	Jul. 2, 2016	Jul. 1, 2017	Jul. 2, 2016

Reconciliation from GAAP to Non-GAAP Net Income per Common Share:

As reported net income per common share, assuming dilution	$1.34	$0.88	$2.59	$1.87

Adjustments per common share, net of tax:

Restructuring charges, loss from settlement of pension obligations, transaction costs, and loss on sale of asset(1)	(0.03)	0.21	(0.17)	0.15

Adjusted Net Income per Common Share, assuming dilution (non-GAAP)	$1.31	$1.09	$2.42	$2.02

Weighted average number of common shares outstanding, assuming dilution	89.9	90.7	90.0	90.9

(1)           The adjusted tax rate was 26% and 28% for the three and six months ended July 1, 2017, respectively, and 34% for the three and six months ended July 2, 2016.

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jul. 1, 2017	Jul. 2, 2016	Jul. 1, 2017	Jul. 2, 2016

Reconciliation of Free Cash Flow:

Net cash provided by operating activities	$163.0	$222.3	$178.3	$216.0

Purchases of property, plant and equipment	(36.2)	(36.1)	(66.5)	(61.3)

Purchases of software and other deferred charges	(8.0)	(4.1)	(14.9)	(6.1)

Proceeds from sales of property, plant and equipment	0.2	3.1	0.2	3.2

(Purchases) sales of investments, net	(3.9)	3.8	(4.1)	---

Free Cash Flow (non-GAAP)	$115.1	$189.0	$93.0	$151.8

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Second Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2017	2016	2017 (1)	2016 (2)	2017	2016

Label and Graphic Materials	$1,123.1	$1,064.6	$148.0	$138.3	13.2%	13.0%
Retail Branding and Information Solutions	375.1	358.5	28.2	23.1	7.5%	6.4%
Industrial and Healthcare Materials	128.7	118.4	11.0	16.9	8.5%	14.3%
Corporate Expense	N/A	N/A	(21.5)	(63.6)	N/A	N/A

TOTAL FROM OPERATIONS	$1,626.9	$1,541.5	$165.7	$114.7	10.2%	7.4%

(1) Operating income for the second quarter of 2017 includes severance and related costs of $7.3, asset impairment and lease cancellation charges of $.3, and transaction costs of $2.6. Of the total $10.2, the Label and Graphic Materials segment recorded $5, the Retail Branding and Information Solutions segment recorded $2.8, and the Industrial and Healthcare Materials segment recorded $2.4.

(2) Operating income for the second quarter of 2016 includes severance and related costs of $3.6, asset impairment and lease cancellation charges of $2.8, loss from settlement of pension obligations of $41.4, transaction costs of $2.1, and loss on sale of asset of $.3. Of the total $50.2, the Label and Graphic Materials segment recorded $6.2, the Retail Branding and Information Solutions segment recorded $2.4, the Industrial and Healthcare Materials segment recorded $.2, and Corporate recorded $41.4.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2017	2016	2017	2016
Label and Graphic Materials
Operating income and margins, as reported	$148.0	$138.3	13.2%	13.0%
Adjustments:
Restructuring charges:
Severance and related costs	4.7	2.1	0.4%	0.2%
Asset impairment charges	0.1	2.4	---	0.2%
Transaction costs	0.2	1.7	---	0.2%
Adjusted operating income and margins (non-GAAP)	$153.0	$144.5	13.6%	13.6%

Retail Branding and Information Solutions
Operating income and margins, as reported	$28.2	$23.1	7.5%	6.4%
Adjustments:
Restructuring charges:
Severance and related costs	2.6	1.3	0.7%	0.4%
Asset impairment and lease cancellation charges	0.2	0.4	0.1%	0.1%
Loss on sale of asset	---	0.3	---	0.1%
Transaction costs related to sale of product line	---	0.4	---	0.1%
Adjusted operating income and margins (non-GAAP)	$31.0	$25.5	8.3%	7.1%

Industrial and Healthcare Materials
Operating income and margins, as reported	$11.0	$16.9	8.5%	14.3%
Adjustments:
Restructuring charges:
Severance and related costs	---	0.2	---	0.1%
Transaction costs	2.4	---	1.9%	---
Adjusted operating income and margins (non-GAAP)	$13.4	$17.1	10.4%	14.4%

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Six Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2017	2016	2017(1)	2016 (2)	2017	2016

Label and Graphic Materials	$2,212.7	$2,077.2	$283.8	$264.9	12.8%	12.8%
Retail Branding and Information Solutions	741.9	718.0	54.8	44.6	7.4%	6.2%
Industrial and Healthcare Materials	244.4	231.8	23.8	32.5	9.7%	14.0%
Corporate Expense	N/A	N/A	(44.1)	(88.5)	N/A	N/A

TOTAL FROM OPERATIONS	$3,199.0	$3,027.0	$318.3	$253.5	9.9%	8.4%

(1) Operating income for the first half of 2017 includes severance and related costs of $13, asset impairment and lease cancellation charges of $.3, and transaction costs of $3.4. Of the total $16.7, the Label and Graphic Materials segment recorded $7.2, the Retail Branding and Information Solutions segment recorded $6.6, and the Industrial and Healthcare Materials segment recorded $2.9.

(2) Operating income for the first half of 2016 includes severance and related costs of $8.8, asset impairment and lease cancellation charges of $3.2, loss from settlement of pension obligations of $41.4, transaction costs of $2.1, and loss on sale of asset of $.3. Of the total $55.8, the Label and Graphic Materials segment recorded $8.3, the Retail Branding and Information Solutions segment recorded $5.6, the Industrial and Healthcare Materials segment recorded $.5, and Corporate recorded $41.4.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2017	2016	2017	2016
Label and Graphic Materials
Operating income and margins, as reported	$283.8	$264.9	12.8%	12.8%
Adjustments:
Restructuring charges:
Severance and related costs	6.7	4.2	0.3%	0.2%
Asset impairment charges	0.1	2.4	---	0.1%
Transaction costs	0.4	1.7	0.1%	0.1%
Adjusted operating income and margins (non-GAAP)	$291.0	$273.2	13.2%	13.2%

Retail Branding and Information Solutions
Operating income and margins, as reported	$54.8	$44.6	7.4%	6.2%
Adjustments:
Restructuring charges:
Severance and related costs	6.1	4.1	0.8%	0.6%
Asset impairment and lease cancellation charges	0.2	0.8	---	0.1%
Loss on sale of asset	---	0.3	---	---
Transaction costs related to sale of product line	0.3	0.4	0.1%	0.1%
Adjusted operating income and margins (non-GAAP)	$61.4	$50.2	8.3%	7.0%

Industrial and Healthcare Materials
Operating income and margins, as reported	$23.8	$32.5	9.7%	14.0%
Adjustments:
Restructuring charges:
Severance and related costs	0.2	0.5	0.1%	0.2%
Transaction costs	2.7	---	1.1%	---
Adjusted operating income and margins (non-GAAP)	$26.7	$33.0	10.9%	14.2%

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Second Quarter 2017

	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation of GAAP to Non-GAAP sales change
Reported sales change	5.5%	5.5%	4.6%	8.7%
Foreign currency translation	1.1%	1.1%	1.2%	1.6%
Sales change ex. currency (non-GAAP)(1)	6.7%	6.6%	5.8%	10.3%
Acquisitions	(3.7%)	(4.3%)	---	(10.4%)

Organic sales change (non-GAAP)(1)	2.9%	2.3%	5.8%	(0.1%)

(1)Totals may not sum due to rounding.

####